Exhibit 10.87
AMENDMENT NO. 2
TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of the 7th day of November, 2019, between HUDSON PACIFIC PROPERTIES, L.P., a Maryland limited partnership (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”) on its own behalf and on behalf of the Requisite Lenders.

WITNESSETH:

WHEREAS, the Borrower, each of the Lenders, the Administrative Agent, and certain other financial institutions have entered into that certain Third Amended and Restated Credit Agreement, dated as of March 13, 2018 (as amended by that certain Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of March 1, 2019, and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to the Borrower; and

WHEREAS, the Borrower has requested that the Credit Agreement be amended as set forth in this Amendment, the Requisite Lenders have agreed to amend the Credit Agreement as set forth in this Amendment and the Requisite Lenders have authorized the Administrative Agent to execute this Amendment on behalf of such Requisite Lenders;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties Borrower and the Administrative Agent (on its own behalf and on behalf of the Requisite Lenders)do hereby agree as follows:

1. DEFINED TERMS.

Each defined term used herein and not otherwise defined herein shall have the meaning given to such term in the Credit Agreement.

2. AMENDMENTS TO THE CREDIT AGREEMENT.

2.1 Amendment to the Definition of “Property”. The definition of “Property” set forth in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

““Property” means any parcel of real property owned or leased (in whole or in part) or operated by the Borrower, Hudson REIT, any Subsidiary or any Unconsolidated Affiliate of the Borrower and which is located in a state of the United States of America or the District of Columbia or Canada.”

2.2 Amendment to the Definition of “Total Asset Value”. The definition of “Total Asset Value” set forth in Section 1.1 of the Credit Agreement shall be amended by (i) deleting the period after the word “Value” in the second clause (g) and substituting with “; and” in lieu thereof and (ii) adding a new clause (h) as follows:

Exhibit 10.87
“(h) Investments in Properties in Canada such that the aggregate value in such Investments exceeds fifteen percent (15.0%) of Total Asset Value.”

2.3 Amendment to the Definition of “Unencumbered Asset Value”. The definition of “Unencumbered Asset Value” set forth in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

““Unencumbered Asset Value” means without duplication, the sum of the following:

(a) For each Unencumbered Pool Property owned for the most recently ended four (4) fiscal quarters, the quotient of (i) Net Operating Income attributable to such Unencumbered Pool Property (A) if other than a Studio Property, for the most recently ended two (2) fiscal quarters annualized, and (B) if a Studio Property, for the most recently ended four (4) fiscal quarters, divided by (ii) the Capitalization Rate, plus

(b) For each Unencumbered Pool Property acquired within the last four (4) fiscal quarters, the acquisition cost of such Unencumbered Pool Property.

Notwithstanding the above, (i) to the extent that the Unencumbered Asset Value attributable to Unencumbered Pool Properties subject to Ground Leases exceeds thirty percent (30%) of total Unencumbered Asset Value (provided that the Metro Park Ground Lease shall not be taken into account when calculating such thirty percent (30%) limitation), such excess shall be excluded from Unencumbered Asset Value; (ii) to the extent that the aggregate rental revenue of the Unencumbered Pool Properties generated from a single tenant or Affiliated tenants in the aggregate exceeds twenty-five percent (25.0%), in each such case, such excess shall be excluded when determining Net Operating Income for the purposes of calculating Unencumbered Asset Value; and (iii) to the extent that the Unencumbered Asset Value attributable to Unencumbered Pool Properties in Canada exceeds twenty percent (20.0%) of total Unencumbered Asset Value, such excess shall be excluded from Unencumbered Asset Value. In no event shall a Property valued pursuant to subsection (a) of this definition above be less than zero.”
2.4 Amendment to the Definition of “Unencumbered NOI” set forth in Section 1.1. The definition of “Unencumbered NOI” set forth in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

““Unencumbered NOI” means, for any period the aggregate NOI from the Unencumbered Pool Properties for the most recent two (2) fiscal quarters annualized. To the extent that an Unencumbered Pool Property has been owned for at least one month, but not for a full fiscal quarter, the NOI from that Property for such period of ownership will be annualized. If the Property has not been owned for one full month, NOI shall be based on an Administrative Agent approved pro forma NOI.”

2.5. Amendment to Section 1.1. Section 1.1 of the Credit Agreement shall be amended to add thereto the following new definition, incorporated in the proper alphabetical order as follows:

““Canadian Dollars” or “C$” means lawful currency of Canada.”

2.6 Amendment to Section 9.3. Section 9.3 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Within forty-five (45) days of the end of each of the first, second and third fiscal quarters of Hudson REIT and within ninety (90) days of the end of each fiscal year of Hudson REIT, a certificate substantially in the form of Exhibit I (a “Compliance Certificate”) executed on behalf of the Borrower

Exhibit 10.87
by the chief financial officer of Hudson REIT (a) setting forth in reasonable detail as of the end of such quarterly accounting period or fiscal year, as the case may be, (i) the calculations required to establish whether Hudson REIT was in compliance with the covenants contained in Section 10.1, (ii) a list of all assets included in calculations of Unencumbered Asset Value and shall disclose which assets have been added or removed from such calculation since the previous list delivered to Administrative Agent and (iii) a list of all assets included in calculations of Total Asset Value which are located in Canada and shall disclose all Total Asset Value attributable thereto; (b) stating that no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and the steps being taken by the Borrower with respect to such event, condition or failure; (c) setting forth a statement of Funds From Operations; and (d) setting forth a report of newly acquired Properties, including the Net Operating Income, cost and mortgage debt, if any, of each such Property. The calculations set forth in this Section 9.3 above shall be in Dollars and any conversion from Canadian Dollars to Dollars shall be calculated using the same methodology as the conversion from Canadian Dollars to Dollars in Hudson REIT’s public reporting practice with respect thereto in accordance with all appropriate guidance applicable thereto.”

2.7 Amendment to Article XIII. The following new Section 13.26 is added to the Credit Agreement:

“Section 13.26. Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for swap agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

As used in this Section 13.26, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

Exhibit 10.87
“Covered Entity” means any of the following:

a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”

3. REPRESENTATIONS AND WARRANTIES.

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

3.1 The Amendment. This Amendment has been duly and validly executed by an authorized officer of the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

3.2 Credit Agreement. The Credit Agreement, as amended by this Amendment, and the other Loan Documents remain in full force and effect and remain the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms. The Borrower hereby ratifies and confirms the Credit Agreement (as amended hereby) and the other Loan Documents.

3.3 Claims and Defenses. As of the date of this Amendment, the Borrower has no defenses, claims, counterclaims or setoffs with respect to the Credit Agreement (as amended hereby) or any other Loan Document or its Obligations thereunder or with respect to any actions of the Administrative Agent, any Lender or any of their respective officers, directors, shareholders, employees, agents or attorneys, and the Borrower irrevocably and absolutely waives any such defenses, claims, counterclaims and setoffs and release the Administrative Agent, any Lender and each of their respective officers, directors, shareholders, employees, agents and attorneys from the same.

3.4 No Default. After giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof.

3.5 Credit Agreement Representations and Warranties. After giving effect to this Amendment, all representations and warranties of the Borrower contained in the Credit Agreement (as amended hereby) or in any other Loan Documents are true and correct as of the date hereof (as though made on and as of the date hereof), except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties are true and correct as of the date when made.

Exhibit 10.87
4. REAFFIRMATION.

The Borrower hereby acknowledges and agrees that the terms and provisions hereof shall not affect in any way any payment, performance, observance or other obligations or liabilities of the Borrower under the Credit Agreement or under any of the other Loan Documents, all of which obligations and liabilities shall remain in full force and effect and extend to the further loans, extensions of credit and other Obligations incurred under the Loan Documents, and each of which obligations and liabilities are hereby ratified, confirmed and reaffirmed in all respects.

5. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT.

In addition to all of the other conditions and agreements set forth herein, the effectiveness of this Amendment is subject to the following condition precedent:

5.1 Amendment No. 2 to Credit Agreement. The Administrative Agent shall have received (i) an original counterpart of this Amendment, executed and delivered by a duly authorized officer of the Borrower and (ii) an original counterpart of the Ratification and Affirmation attached to this Amendment, executed and delivered by a duly authorized officer of Hudson REIT.

6. MISCELLANEOUS.

6.1  Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflict of law.

6.2 Severability. Each provision of this Amendment shall be interpreted in such manner as to be valid under applicable law, but if any provision hereof shall be invalid under applicable law, such provision shall be ineffective to the extent of such invalidity, without invalidating the remainder of such provision or the remaining provisions hereof.

6.3 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart hereof by facsimile shall be effective as manual delivery of such counterpart; provided, however, that, each party hereto will promptly thereafter deliver counterpart originals of such counterpart facsimiles delivered by or on behalf of such party.

6.4 Nonwaiver. The execution, delivery, performance and effectiveness of this Amendment shall not operate nor be deemed to be nor construed as a waiver (i) of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement, nor (ii) of any term, provision, representation, warranty or covenant contained in the Credit Agreement or any other documentation executed in connection therewith. Further, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Event of Default under the Credit Agreement, as amended by this Amendment.

6.5 Reference to and Effect on the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended hereby. Notwithstanding the date of this Amendment, the amendments

Exhibit 10.87
herein above shall apply to the calculations set forth in the Compliance Certificate for the fiscal quarter ended September 30, 2019. This Amendment is a Loan Document for all purposes.

[Signature pages follow]

Exhibit 10.87
IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by its duly authorized officer as of the date first above written.

BORROWER:

HUDSON PACIFIC PROPERTIES, L.P.,
a Maryland limited partnership

By:	Hudson Pacific Properties, Inc.
a Maryland corporation, its general partner

By:
	Name:	Mark T. Lammas
	Title:	Chief Financial Officer

Exhibit 10.87

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, on its own behalf and on behalf of the Requisite Lenders

By:
	Name:	Kevin A. Stacker
	Title:	Senior Vice President

Exhibit 10.87
RATIFICATION AND AFFIRMATION OF GUARANTOR
As of the date hereof, the undersigned Guarantor hereby expressly (a) acknowledges the terms of this Amendment, (b) ratifies and affirms its obligations under the Guaranty, dated as of March 13, 2018, to which it is a party (the “Guaranty Agreement”), (c) acknowledges, renews and extends its continued liability under the Guaranty Agreement and agrees that the Guaranty Agreement remains in full force and effect notwithstanding the matters contained herein and (d) represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof, after giving effect to the terms of this Amendment, all representations and warranties of the Guarantor under the Guaranty Agreement are true and correct as of the date hereof (as though made on and as of the date hereof), except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties are true and correct as of the date when made.

Dated as of October ___, 2019.

HUDSON PACIFIC PROPERTIES, INC.,
a Maryland corporation

By:
Name:	Kay L. Tidwell
Title:	Secretary

HUDSON PACIFIC PROPERTIES, INC., a Maryland corporation
By: Name: Kay L. Tidwell Title: Secretary